As filed with the Securities and Exchange Commission on May 20, 1999
                                                      Registration No. 333-74451
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                               THE SECURITIES ACT

                            Playboy Enterprises, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       36-4249478
            --------                                       ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                            Playboy Enterprises, Inc.
                           680 North Lake Shore Drive
                                Chicago, IL 60611
                    (Address of Principal Executive Offices)

   ---------------------------------------------------------------------------

    Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan

             Playboy Enterprises, Inc. Employee Stock Purchase Plan

                           (Full titles of the plans)

   ---------------------------------------------------------------------------

                              Howard Shapiro, Esq.
                            Playboy Enterprises, Inc.
                           680 North Lake Shore Drive
                                Chicago, IL 60611
                                 (312) 751-8000
    (Name, address and telephone, including area code, of agent for service)

                                   COPIES TO:

                              John P. McEnroe, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         (COVER CONTINUED ON NEXT PAGE)

                         CALCULATION OF REGISTRATION FEE

==============================  ================== ================================  ====================  =======================
    TITLE OF EACH CLASS OF         AMOUNT TO BE            PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
  SECURITIES TO BE REGISTERED     REGISTERED (1)     OFFERING PRICE PER SHARE (3)     OFFERING PRICE (3)     REGISTRATION FEE (3)
------------------------------  ------------------ --------------------------------  --------------------  -----------------------
Class B Common Stock,
par value $.01 per share           1,990,000 (2)               $31.28                    $62,247,200           $17,304.72 (4)
==============================  ================== ================================  ====================  =======================

(1) Plus an indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2)      Represents shares reserved for issuance under:
         (a) Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan (1,900,000 Shares)
         (b) Playboy Enterprises, Inc. Employee Stock Purchase Plan (90,000 Shares)

(3) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rule 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price was determined by averaging the high and low prices of the Class B Common Stock of Playboy Enterprises, Inc. as reported on the New York Stock Exchange on May 18, 1999.

(4) One payment in the amount of $17,305 has been submitted concurrently with this filing in payment of the aggregate Registration Fee.

================================================================================

                           INCORPORATION BY REFERENCE
           OF REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-74451)

         We are filing this registration statement for the purpose of registering in accordance with Instruction E of Form S-8 (a) an additional 1,900,000 shares of Class B Common Stock, par value $.01 per share, to be issued under the Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan and (b) an additional 90,000 shares of Class B Common Stock, par value $.01 per share, to be issued under the Playboy Enterprises, Inc. Employee Stock Purchase Plan. We incorporate by reference into this registration statement on Form S-8 in its entirety the registration statement on Form S-8 (File No. 333-74451), including the exhibits to it.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS

Exhibit
-------

5.1      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
         Exhibit 5.1)

24.1* Power of Attorney, filed as Exhibit 24.1 to Playboy's Registration Statement on Form S-8 (Registration No. 333-74451) and incorporated in this registration statement by reference

--------------------
*  Previously Filed

                                   SIGNATURES

         Under the requirements of the Securities Act, we have duly caused this registration statement to be signed on our behalf by the undersigned, duly authorized in the City of Chicago, State of Illinois, on May 20, 1999.

                                    PLAYBOY ENTERPRISES, INC.


                                    By: /s/ HOWARD SHAPIRO
                                        ------------------
                                        Howard Shapiro
                                        Executive Vice President,
                                        Law and Administration,
                                        General Counsel and Secretary

         Under the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                                  DATE
---------                    -----                                  ----

         *                   Chairman of the Board, Chief           May 20, 1999
---------------------        Executive Officer and Director
Christie A. Hefner           (Principal Executive Officer)


         *                   Director                               May 20, 1999
---------------------
Dennis S. Bookshester


         *                   Director                               May 20, 1999
---------------------
David I. Chemerow


         *                   Director                               May 20, 1999
---------------------
Donald G. Drapkin


         *                   Executive Vice-President,              May 20, 1999
---------------------        Finance and Operations and Chief
Linda Havard                 Financial Officer (Principal Financial
                             and Accounting Officer)

SIGNATURE                    TITLE                                  DATE
---------                    -----                                  ----

         *                   Executive Vice President and           May 20, 1999
---------------------        Director
Richard S. Rosenzweig


         *                   Director                               May 20, 1999
---------------------
Sol Rosenthal


         *                   Director                               May 20, 1999
---------------------
Sir Brian Wolfson


* By: /s/ HOWARD SHAPIRO
      ------------------
      Howard Shapiro
      (ATTORNEY-IN-FACT)

                                  EXHIBIT INDEX

Exhibit     Document
-------     --------

5.1         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1        Consent of PricewaterhouseCoopers LLP

23.2        Consent of Paul, Weiss, Rifkind, Wharton & Garrison
            (included in Exhibit 5.1)